                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      SAFEGUARD HEALTH ENTERPRISES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       SAFEGUARD HEALTH ENTERPRISES, INC.


              505 NORTH EUCLID STREET, ANAHEIM, CALIFORNIA  92801

[LOGO of SAFEGUARD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, MAY 22, 1996


     Notice is hereby given that the Annual Meeting of Stockholders of Safeguard Health Enterprises, Inc., a Delaware Corporation (the "Company") will be held at the executive offices of the Company, located at 505 North Euclid Street, Fourth Floor, Anaheim, California 92801 on Wednesday, May 22, 1996, at 4:00 o'clock p.m., Pacific Daylight Time, for the following purposes:


     1. To elect two directors to serve for a three-year term expiring in 1999 and until their respective successors are duly qualified and elected;

     2. To consider and vote upon a proposal recommended by the Board of Directors to amend the Company's Certificate of Incorporation to provide that special meetings of the stockholders of the Company be called only by a majority of the Board of Directors, the Executive Committee, if any, or the Chairman of the Board;

     3. To consider and vote upon a proposal recommended by the Board of Directors to amend the Company's Certificate of Incorporation to add a provision concerning the stockholder approval level required prior to the Company's entering into certain business combinations or the sale of the Company's assets; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.


     In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on Friday, March 29, 1996, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     Representation of at least a majority of all outstanding shares of the Company's Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR SHARES ARE VOTED. No proxy will be used if the stockholder is personally present at the Annual Meeting and expresses a desire to vote such shares in person.


                         BY ORDER OF THE BOARD OF DIRECTORS,

                         RONALD I. BRENDZEL
                         Secretary



April 19, 1996
Anaheim, California

                      SAFEGUARD HEALTH ENTERPRISES, INC.

              505 NORTH EUCLID STREET, ANAHEIM, CALIFORNIA  92801

                                PROXY STATEMENT
                         ANNUAL MEETING:  MAY 22, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the executive offices of Safeguard Health Enterprises, Inc., 505 North Euclid Street, Fourth Floor, Anaheim, California 92801 on Wednesday, May 22, 1996, at 4:00 o'clock p.m., Pacific Daylight Time, and any adjournments or postponements thereof. This Proxy Statement, Notice of Annual Meeting of Stockholders and enclosed proxy card are being mailed to stockholders on or about April 19, 1996.

                        COSTS OF SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of stock and such persons may be reimbursed for their expenses. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone or telegraph. No additional compensation will be paid to these individuals for such services. Except as described above, the Company does not intend to solicit proxies other than by mail. This Proxy is being solicited on behalf of the Board of Directors. The Company may also reimburse nominee holders and their agents for any direct costs that they may incur in obtaining from their stockholders authorizations to execute proxies.

       OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The close of business on March 29, 1996, was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 4,707,500 shares of the Company's common stock, $.01 par value (the "common stock"), issued and outstanding, not including those shares held as treasury stock. All of the shares of the Company's common stock outstanding on the record date, are entitled to vote at the Annual Meeting. Under the General Corporation Law of the State of Delaware, each share is entitled to one vote which means the affirmative vote of a simple majority of the voting shares shall be sufficient to elect directors pursuant to Proposal No. 1, and approve Proposal No. 3, relating to the approval level required for certain business combinations; and the affirmative vote of sixty-six and two/thirds percent of the shares shall be sufficient to approve Proposal No. 2. The holders of a majority of the shares of the Company's common stock outstanding on the record date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and expresses a desire to vote such shares in person.

     The purpose of the Annual Meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Stockholders. Shares of the Company's common stock represented by proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR all proposals herein. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than is set forth herein. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting thereunder. The enclosed proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting.

PROPOSAL NO. 1   -   ELECTION OF DIRECTORS

Board of Directors and Nominees.

     The nominees for the Board of Directors are Steven J. Baileys, D.D.S., a current officer and director, and George H. Stevens, a current director, constituting all of the Directors of Class III of the Company's three classes of directors. At the Company's meeting of the Board of Directors held in January 1996, the number of members of the Board of Directors was decreased from seven to six. Dr. Baileys and Mr. Stevens have been nominated to serve as Class III Directors for a three-year term and until their successors are duly qualified and elected. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for Dr. Baileys and Mr. Stevens. As of the date of this Proxy Statement, management has no reason to believe that any nominee will be unavailable to serve.

     The following information sets forth biographical information, as of March 29, 1996, for the nominees for director and of other directors who will continue in office after the Annual Meeting:

                                                                                 DIRECTOR    CLASS AND YEAR
NAME                           AGE    PRINCIPAL OCCUPATION                        SINCE       TERM EXPIRES
- ----                           ---    --------------------                       --------    ---------------
Steven J. Baileys, D.D.S.      42     Chairman, President and Chief Executive      1974      Class III/ 1996
                                      Officer of the Company

Ronald I. Brendzel, J.D.       46     Senior Vice President, Chief Financial       1989      Class II/ 1998
                                      Officer and Secretary of the Company

William  E. McKenna            76     General Partner, MCK Investment Company      1983      Class I/ 1997

Michael M. Mann, Ph.D.         56     President, Blue Marble Development           1987      Class II/ 1998
                                      Group, Inc.

George H. Stevens              42     President, Belle Haven Marina, Inc.          1989      Class III/ 1996

Bradford M. Boyd, D.D.S.       45     Dentist, Bradford M. Boyd, D.D.S.            1995      Class II/1998

     Dr. Baileys is Chairman, President and Chief Executive Officer of the Company. He has been President since 1981, Chief Executive Officer since May 1995 and Chairman since September 1995. He was Chief Operating Officer from 1981 until May 1995. From 1975 until 1981, Dr. Baileys served in a variety of executive and administrative capacities with the Company. Dr. Baileys is also licensed to practice dentistry in the State of California. Dr. Baileys is the brother-in-law of Mr. Brendzel.

     Mr. Brendzel is Senior Vice President, Chief Financial Officer, Secretary and a Director of the Company. He was Vice President-Corporate Development from August 1980 to April 1986, General Counsel from August 1980 to May 1987 and held various executive and administrative positions from July 1978 until August 1980. Mr. Brendzel is a member of the California State Bar and is licensed to practice law in the State of California. He is also a member of the California Knox-Keene Health Care Service Plan Advisory Committee, which assists the California Department of Corporations in regulating prepaid health care plans. Mr. Brendzel is also a former member of the Texas Health Maintenance Organization Solvency Surveillance Committee which assists the Texas Department of Insurance in regulating health maintenance organizations.

     Mr. McKenna has been a Director of the Company since September 1983. Since December 1977, Mr. McKenna has been a general partner of MCK Investment Company, a private investment company. Mr. McKenna was Chairman of the Board of Directors of Technicolor, Inc. from 1970 to 1976 and was formerly Chairman of the Board of Directors and Chief Executive Officer of Hunt Foods & Industries, Inc. and its successor, Norton Simon, Inc. From 1960 to 1967, Mr. McKenna was associated with Litton Industries, Inc. as a Director and in various executive capacities. He is currently a Director of California Amplifier, Inc., Calprop Company, Drexler Technology Company, WMS Industries, Inc. and Williams Hospitality Group, Inc.

     Dr. Mann has been a Director of the Company since May 1987. He is also Chairman, President and Chief Executive Officer of Blue Marble Development Group, Inc., and Chairman of Blue Marble Partners, international corporate development and consulting firms. During the period from September 1987 to July 1988, Dr. Mann was a Senior Consultant of Arthur D. Little, Inc. From August 1986 until September 1987, Dr. Mann was a partner of Mann, Kavanaugh, Chernove & Associates, a business development firm. He was President, Chief Executive Officer and a director of Helionetics, Inc., a defense, energy and signal information processing company, from December 1984 to July 1986, and Executive Vice President from April to December 1984. Dr. Mann is currently the Chairman of the Board of Encompass Technologies Inc., and a Director of Datum, Inc. and Management Technology, Inc.

     Mr. Stevens has been a Director of the Company since May 1989. Since 1982, he has been President of Belle Haven Marina, Inc., a privately held leisure and recreational organization located in Virginia. He is also President of Kingfish Company, a privately held corporation which is engaged in the business of chartering pleasure yachts in the mid Atlantic region. Mr. Stevens is also the owner of Mariner Sailing School located in Virginia. Mr. Stevens' combined organization is the largest operator of recreational vessels in the Washington D.C. area.

     Dr. Boyd has been a Director of the Company since May 1995. He is licensed to practice dentistry in the State of California and since 1983, has been the sole proprietor of Bradford M. Boyd, D.D.S. located in Lancaster, California. Dr. Boyd also is a private investor. He is a member of the American Dental Association, California Dental Association and San Fernando Valley Dental Society. He is also a member of the Board of Directors of High Desert Children's Dental, a charity organization providing free dental services to underprivileged children.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors conducted five meetings during fiscal year 1995. All of the persons who were Directors of the Company during fiscal year 1995, and who are currently Directors of the Company, attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by the committee on which they served during fiscal year 1995.

Compensation of Directors.

     Directors who were not otherwise employed by the Company were paid an annual fee of $15,000 during fiscal year 1995. Each non-employee Board of Directors member, pursuant to the Company's Automatic Option Grant program, received an automatic option grant in November 1995 to purchase 2,000 shares of the Company's common stock under its Stock Option Plan with an exercise price of $11.50 per share, the market price of the common stock on the grant date. Each option has a maximum term of ten years and will become exercisable for all of the option shares upon the optionee's completion of one year of Board of Directors service measured from the grant date.

Audit Committee.

     The Audit Committee is composed of Messrs. McKenna, Stevens, and Drs. Mann and Boyd, and is chaired by Mr. McKenna. The Audit Committee met three times in fiscal year 1995. The functions performed by the Audit Committee included recommendations to the Board of Directors regarding the selection of independent accountants to serve the Company for the ensuing year, reviewing with the independent accountants and management the general scope and results of the Company's annual audit, the fees charged by the independent accountants and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors and for recommending the engagement or discharge of the Company's independent accountants.

Nominating Committee.

     The Nominating Committee consists of Mr. McKenna, and Drs. Mann and Boyd, and is chaired by Dr. Mann. The primary responsibilities of the Nominating Committee are to consider and make recommendations to the full Board of Directors of candidates to serve as Directors of the Company. The Nominating Committee met in March 1996 and recommended Steven J. Baileys, D.D.S. and George
H. Stevens to serve as Directors of the Company. All members of the Nominating Committee attended this meeting. The Nominating Committee will not consider nominees recommended by stockholders.

Compensation and Stock Option Committee.

     The Company's Compensation and Stock Option Committee was formed in May 1995, resulting from the combination of the Company's former Compensation Committee and Stock Option Committee. This Committee is composed of Drs. Mann and Boyd, and Messrs. McKenna and Stevens, and is chaired by Mr. McKenna. All members of the Compensation and Stock Option Committee are non-employee directors. The Committee is responsible for reviewing the performance of the officers of the Company and, subject to any existing employment agreements, establishing the annual compensation for all officers, including salary and perquisites. The Committee is also primarily responsible for the administration of the Company's Employee Stock Option Plan. The Compensation and Stock Option Committee met five times during fiscal year 1995.

                             CERTAIN TRANSACTIONS

     Since January 1, 1983, the Company has leased property for a dental office located in Riverside, California from Community Dental Properties ("Properties"), a general partnership of which Steven J. Baileys, D.D.S., Ronald
I. Brendzel, and certain former employees of the Company, are partners. The partnership interests are as follows: Dr. Baileys, 10 percent; Mr. Brendzel, 2.5 percent; and certain former employees of the Company, 87.5 percent. The lease requires monthly payments of $1,000. The lease expires on June 30, 1996. During fiscal 1995, the Company paid Properties $12,000 under the lease.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the common stock of the Company as of March 29, 1996, by each director, each executive officer named in the Summary Compensation Table below and all current directors and officers as a group. All shares are subject to the named person's sole voting and investment power, except where otherwise indicated.

                                         SHARES            APPROXIMATE
                                      BENEFICIALLY         PERCENT OF
NAME                                    OWNED (1)             CLASS
- ----                                  ------------         -----------
Steven J. Baileys, D.D.S. (2)          848,334               17.0

Ronald I. Brendzel, J.D. (3)           166,573                3.3

William E. McKenna (4)                  26,500                  *

Michael M. Mann, Ph.D. (5)              19,000                  *

George H. Stevens (6)                   14,350                  *

John E. Cox                             10,000                  *

Wayne K. Butts (7)                      10,000                  *

Bradford M. Boyd, D.D.S.                 1,080                  *

All current officers and
 directors as a group (14 persons)   1,096,170               22.0

_______________________
*    Less than one percent

(1) Some of the stockholders included in this table reside in states having community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of such shares, and includes options to purchase 270,667 shares of common stock exercisable as of March 29, 1996, or within sixty days thereafter.

(2) The share indicated include options to purchase 153,334 shares of common stock, but does not include 190,306 shares of common stock representing 3.8%, held in trust for various relatives of Dr. Baileys, for which trusts Dr. Baileys is co-trustee, and of which Dr. Baileys disclaims beneficial ownership.

(3)  Includes options to purchase 55,000 shares of common stock.

(4)  Includes options to purchase 19,000 shares of common stock.

(5)  Represents options to purchase 19,000 shares of common stock.

(6)  Includes options to purchase 14,000 shares of common stock.

(7)  Represents options to purchase 10,000 shares of common stock.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the
National Association of Securities Dealers.   Officers, directors and greater
than ten-percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any late filings during the most recent fiscal year. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the most recent fiscal year, all of these reports were timely filed.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to those persons who, to the Company's knowledge, beneficially owned five percent or more of the Company's common stock as of March 29, 1996, except with respect to the Baileys Family Trust, Dimensional Fund Advisors, Inc., Brinson Partners, Inc., T. Rowe Price Associates, Inc. and College Retirement Equities Fund, which are stated as of December 31, 1995, based on filings made with the Securities and Exchange Commission. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules and regulations of the Securities and Exchange Commission and generally means the power to vote or dispose of securities regardless of any economic interest therein.


                                       APPROXIMATE AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS
- ------------------------               -----------------------------   ----------------
Steven J. Baileys, D.D.S. (2)                    848,334                     17.0

Baileys Family Trust (3)                         813,461                     16.3

Brinson Partners, Inc. (4)                       477,000                      9.6

T. Rowe Price Associates, Inc. (5)               434,000                      8.7

Dimensional Fund Advisors, Inc. (6)              290,800                      5.8

College Retirement Equities Fund (7)             218,700                      4.4

All Principal Stockholders                     3,090,627                     62.1

_________________
(1) Except as otherwise stated herein, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and include all shares held of record on March 29, 1996, and shares subject to options outstanding and exercisable within sixty days thereafter.

(2) Steven J. Baileys, D.D.S., an officer and director of the Company, located at 505 North Euclid Street, P. O. Box 3210, Anaheim, California 92803-3210, has sole voting and investment power with respect to the shares indicated. The shares indicated include options to purchase 153,334 shares of common stock, but does not include 190,306 shares of common stock representing 3.8%, held in trust for various relatives of Dr. Baileys, for which trusts Dr. Baileys is co-trustee, and of which Dr. Baileys disclaims beneficial ownership.

(3) Baileys Family Trust, located at 25985 Poker Flats Place, Laguna Hills, California, has sole voting and investment power with respect to the shares indicated. A Schedule 13G dated January 31, 1996, was filed with the Securities and Exchange Commission with respect to such shares.

(4) Brinson Partners, Inc. ("BPI"), a wholly owned subsidiary of Brinson Holdings, Inc. ("BHI") and Brinson Trust Company ("BTC"), a wholly owned subsidiary of BPI, 209 South La Salle, Chicago, Illinois, 60604-1295 have sole voting and dispositive power of the shares indicated. A Schedule 13G dated February 9, 1996, was filed with the Securities and Exchange Commission with respect to such shares.

(5) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc., which owns 434,000 shares of the Company's common stock, and T. Rowe Price Associates, Inc. which owns 34,000 shares of the Company's common stock, representing a total of 8.7 percent of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. A Schedule 13G dated February 14, 1996, was filed with the Securities and Exchange Commission with respect to such shares.

(6) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 290,800 shares of the Company's common stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional expressly disclaims beneficial ownership of such shares. Dimensional is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. A Schedule 13G dated February 7, 1996, was filed with the Securities and Exchange Commission with respect to such shares.

(7) College Retirement Equities Fund, located at 730 Third Avenue, New York, New York 10017-3206, has sole voting and investment power with respect to the shares indicated. A Schedule 13G dated February 1, 1996, was filed with the Securities and Exchange Commission with respect to such shares.
_______________________

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the previous three fiscal years ended December 31, 1995, 1994 and 1993.

                          SUMMARY COMPENSATION TABLE

                                                                                                                Long Term
                                                                                                               Compensation
                                                         Annual Compensation                                      Awards
                                                         ------------------------------------------------------------------
Name and Principal Position                Year              Salary ($)        Bonus ($)      Other($)(5)      Options (#)
- ---------------------------------------------------------------------------------------------------------------------------
Alvin M. Baileys, Chairman of the          1995               162,250               *              *                *
Board of Directors and Chief Executive     1994               300,000               *              *                *
Officer (1)                                1993               300,000               *              *              35,000

Steven J. Baileys, D.D.S.,                 1995               335,703               *             1,260           50,000
Chairman of the Board of Directors,        1994               300,000             20,000           *                *
President and Chief Executive Officer (2)  1993               300,000              7,750           *              45,000

John E. Cox, Executive Vice                1995               136,059               *              *              50,000
President and Chief Operating              1994                  *                  *              *                *
Officer (3)                                1993                  *                  *              *                *

Ronald I. Brendzel, J.D., Senior           1995               152,598               *               900            5,000
Vice President, Chief Financial            1994               152,004             10,000           *                *
Officer and Secretary                      1993               146,000              7,500           *              20,000

Kent D. Rademacher, Senior Vice            1995               141,902               *               521             *
President, Director of Dental              1994               200,000             15,000           *                *
Office Operations (4)                      1993               200,000             10,000           *              30,000

Wayne K. Butts, Senior Vice                1995               125,000               *               184            5,000
President, Director of Regional            1994                95,000              2,500           *                *
Operations                                 1993                95,000               *              *              10,000

____________________
*    None
(1)  Deceased
(2)  Became Chief Executive Officer in May 1995 and Chairman in August 1995
(3)  Joined the Company as of May 25, 1995
(4)  Resigned September 22, 1995
(5) Represents premiums paid for life insurance policies for the named individuals

       EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has written employment agreements with Steven J. Baileys, D.D.S., John E. Cox, Ronald I. Brendzel, J.D., and Wayne K. Butts. The employment agreements for Dr. Baileys, Mr. Cox, Mr. Brendzel and Mr. Butts are for a term through May 31, 2000, and provide for an annual salary of $400,000, $200,000, $185,000 and $125,000, respectively. The Company may terminate the agreements for cause. The employee may terminate his agreement for any reason. Should there be a change in control of the Company in that more than fifty percent of the Company's then outstanding common stock is purchased by a then non-existing stockholder, and newly elected Directors constitute a majority of the Company's Board of Directors, the employee may terminate his employment. In such event, the Company would be obligated to pay Dr. Baileys, Mr. Cox and Mr. Brendzel an amount equal to three times, and in the case of Mr. Butts, one times the employee's then current salary and bonus, paid on or before the fifth day following such change in control, along with the continuance of all employee benefits for the length of the employment agreement.

                                 STOCK OPTIONS

     The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 1995, to the named executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                               Annual Rates of
                                                                                                  Stock Price
                                                                                                 Appreciation
                                   Individual Grants                                          for Option Term(2)
- -----------------------------------------------------------------------------------------------------------------
                                                Percent of
                               Number of          Total
                              Securities       Options/SARs
                              Underlying        Granted to      Exercise or
                             Options/SARs       Employees       Base Price     Expiration
Name                         Granted(#)(1)    in Fiscal Year     ($/Share)        Date           5%($)     10%($)
- -----------------------------------------------------------------------------------------------------------------
Alvin M. Baileys                   *                 *               *              *              *         *

Steven J. Baileys, D.D.S.        50,000            41.0             9.90          1/9/00         79,327   229,730

John E. Cox                      50,000            41.0            10.25         5/25/05        220,503   654,684

Ronald I. Brendzel, J.D.          5,000             4.1             9.00          1/9/05         28,300    71,718

Wayne K. Butts                    5,000             4.1             9.00          1/9/05         28,300    71,718

Kent D. Rademacher                 *                 *               *              *              *         *

_____________________
*    None.

(1) All options were granted under the Company's Stock Option Plan. The options described in this column vest in equal one-third amounts over a three year period following the date of grant. Unvested options terminate upon the employee's termination, for any reason.

(2) Potential realizable value is based on an assumption that the market price of the stock of $11.625 as of December 31, 1995, appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's common stock.

                         OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the named executive officers and indicated groups concerning the exercise of options during fiscal year December 31, 1995, and unexercised options held as of December 31, 1995.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                              Shares                           Number of Securities               Value of
                             Acquired          Value          Underlying Unexercised      Unexercised In-the-Money
Name                      on Exercise(#)     Realized($)       Options at FY-End(#)      Options at FY-End($)(1)(2)
- -------------------------------------------------------------------------------------------------------------------
                                                           Exercisable   Unexercisable   Exercisable  Unexercisable
                                                           -----------   -------------   -----------  -------------
Alvin M. Baileys             158,667         1,025,733          *              *              *             *

Steven J. Baileys, D.D.S.     50,000           347,500       115,000         80,000        108,333        66,667

John E. Cox                     *                 *             *            50,000           *           50,000

Ronald I. Brendzel, J.D.        *                 *           36,666         18,334         33,333        11,667

Wayne K. Butts                  *                 *            3,334         11,666          1,667         8,333

Kent D. Rademacher            21,666            19,375          *              *              *             *

All current executive
 officers as a group
 (10 persons)                 50,000           347,500       155,000        161,000        143,333       137,667

All current directors who
 are not executive officers
 as a group (4 persons)         *                 *           52,000          8,000         52,000         8,000

All employees, who are
 not executive officers as
 a group (14 persons)           *                 *            4,000         16,000          2,333        12,667

________________________
*    None.

(1) Assumes a price per share of $11.625 as of December 31, 1995. Gains are reported net of the option exercise price but before taxes associated with exercise. Actual gains, if any, on stock option exercises are dependent on future performance of the common stock, as well as the optionee's continued employment throughout the vesting period.

(2) No stock appreciation rights were outstanding at the end of the 1995 fiscal year or exercised during that year.

  REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy.

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") has the responsibility for establishing the base salary of the Executive Officers, and approving prerequisites and bonus grants made to these individuals. Option grants to Executive Officers are made under the Company's Stock Option Plan by the Committee.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork focused on meeting the expectation of its clients and stockholders.

     Since its inception, the Company has maintained the philosophy that executive compensation levels should be competitive and consistent with that provided to others in the managed health care industry to assist the Company in attracting and retaining qualified executives critical to the Company's long term success. The Committee will follow this philosophy in setting the compensation levels for the Executive Officers. Accordingly, the compensation package of each Executive Officer will continue to be comprised of three elements: (i) base salary which reflects individual performance and contribution to the Company, (ii) annual bonus awards payable in cash and tied to the Company's achievement of financial targets, and (iii) long-term stock based incentive awards designed to strengthen the mutuality of interests between the Executive Officers and the Company's stockholders.

Cash Based Compensation.

     Salary. Consistent with the Company's position, the Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary decisions are based on an annual review considering the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. During 1995, the compensation for the Company's President and Chief Executive Officer was increased to an amount consistent with the individual's increase in responsibility in assuming the position of Chief Executive Officer and Chairman of the Board of Directors. The compensation of the Company's President and Chief Executive Officer, and Senior Vice President and Chief Financial Officer for the fiscal year ended December 31, 1995, was determined pursuant to five-year employment agreements entered into during the fiscal year. The compensation of a Senior Vice President of the Company was increased consistent with this individual's assumption of the responsibilities of the Company's Regional Operations.

     During 1995, the Company hired a new Executive Vice President and Chief Operating Officer, and Vice Presidents/Operations Officers for its indemnity insurance and dental office subsidiaries. Compensation for the Executive Vice President and Chief Operating Officer was determined pursuant to a five year employment contract entered into during the fiscal year. The level of compensation was based upon this individual's prior experience, reputation and knowledge of the Company's lines of business. The same criteria was used for the other new executive officers hired during 1995.

     The cash salary of each of the other Executive Officers is determined by the individual's performance and past and potential contributions to the Company. This particular component of executive compensation is not affected to any significant extent by the Company performance factors. However, the Committee believes that the Company's use of stock options as the main supplement to base salary, results in the compensation of its Executive Officers and other key employees being related to the Company's performance.

     The Committee did not provide for any qualifying compensation to be paid to any Executive Officer for deductibility under Section 162(m) of the Internal Revenue Code for 1995. The Committee has not provided for such qualifying compensation and does not intend on providing for such qualifying compensation to its Executive Officers in the foreseeable future.

     Bonuses. The Committee has in the past and may in the future, authorize the payment of discretionary bonus compensation based upon an assessment of an individual's exceptional contributions to the Company. Bonuses are based upon the overall achievement in increasing the Company's revenue, its level of profitability and increasing the number of members covered by the benefit plans provided by the Company during 1995, notwithstanding the overall decline in the economy in many of the markets in which the Company operates. In 1995, the Committee did not authorize that any bonus be paid to any Executive Officer.

     As a general matter, the Committee endorses the philosophy that executive compensation should reflect company performance. The Company, to date, has not yet adopted any compensation plans which are tied directly to Company performance by formula.

Equity Based Compensation.

     The Executive Officers have, from time to time, received option grants under the Company's Stock Option Plan. The purpose of this plan is to provide such individuals with additional incentives to maximize stockholder value. The Stock Option Plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The size of the option grant to each Executive Officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and may also be based in part upon Company performance factors such as earnings per share and revenue growth. However, the extent to which these latter factors are taken into consideration will vary from individual to individual at the Committee's sole discretion. In 1995, the Committee granted stock options to Executive Officers as listed in the previous table.

Chief Executive Officer Compensation.

     The process of determining the compensation for the Company's President and Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company's Executive Officers. The Committee considers both the Company's overall performance and the President and Chief Executive Officer's individual performance. Dr. Baileys' salary was determined based on an analysis of salaries paid by peer companies and on Dr. Baileys' knowledge, experience and individual performance.


                                         COMPENSATION AND STOCK OPTION COMMITTEE

                                         William E. McKenna, Chairman
                                         Michael M. Mann, Ph.D.
                                         George H. Stevens
                                         Bradford M. Boyd, D.D.S.

 COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served on the Compensation and Stock Option Committee of the Company's Board of Directors during fiscal year 1995: William E. McKenna, Michael M. Mann, Ph.D., George H Stevens and Bradford M. Boyd, D.D.S. None of theses persons is a current or former officer or employee of the Company. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation and Stock Option Committee.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on stock with: (i) the cumulative total return of the NASDAQ market index, and (ii) the cumulative total return of the National Association of Securities Dealers Health Services Industry Index over the period December 31, 1990 through December 31, 1995.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     AMONG SFGD, NASDAQ AND HEALTH SERVICE

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                                        HEALTH
(Fiscal Year Covered)           SFGD         NASDAQ      SERVICE
- -------------------          ----------     --------     -------
Measurement Pt-  1990        100            100          100
FYE   1991                   197.4          160.6        222.6
FYE   1992                   205.3          186.9        230.6
FYE   1993                   289.5          214.5        266.0
FYE   1994                   194.7          209.7        285.6
FYE   1995                   244.7          296.3        364.9

     The graph shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    PROPOSALS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION REGARDING
        WHO MAY CALL A SPECIAL MEETING OF STOCKHOLDERS, AND TO INCREASE
               THE VOTE REQUIRED TO OBTAIN STOCKHOLDER APPROVAL
                     OF ANY MERGER OR SALE OF THE COMPANY


General.

     The Board of Directors has unanimously approved and recommended for stockholder approval two proposals concerning amendments to the Company's Certificate of Incorporation (the "Certificate"). In Proposal No. 2, the Board of Directors is recommending this amendment in an effort to increase stockholder value by requiring that special meetings of stockholders be called only by a majority of the Board of Directors, the Executive Committee, if any, or the Chairman of the Board of Directors. In Proposal No. 3, the Board of Directors is recommending an amendment which requires that a potential purchaser of the Company obtain approval for any merger or sale of the Company from at least sixty-six and two/thirds percent of the outstanding stock of the Company eligible to vote. It is the opinion of the Board of Directors that adoption of both of these Proposals will make it more likely that a party desiring to acquire control of the Company will negotiate with the Company. However, these amendments to the Certificate may have the effect of discouraging a holder of a large block of the Company's securities from attempting either or both of: (i) a merger, tender offer, proxy contest or other assumption of control with or for the Company, or (ii) the removal of incumbent management.

     The Company is not aware of any proposed attempt to obtain control of the Company or of any attempt to acquire a large block of the Company's common stock, and the proposed amendments to the Certificate are not in response to any specific effort to do so. The Company believes that the adoption of anticipatory defensive measures is an advisable means of protecting the Company from unfair takeover practices and increasing the Board's negotiating leverage in the event of a hostile takeover attempt. The Company desires to utilize appropriate defensive measures to force a prospective buyer to negotiate a friendly transaction that could lead to enhanced stockholder values.

     Pursuant to Proposal No. 2 described below, the Company's Certificate would be amended to provide that special meetings of stockholders may be called at any time only by a majority of the Board of Directors, by an Executive Committee, if any, or by the Chairman of the Board of Directors. Proposal No. 3 would add a new provision to the Certificate requiring that certain actions taken by stockholders concerning a sale or merger of the Company be taken at a duly called annual or special meeting of stockholders and be approved by at least sixty-six and two/thirds percent, or any higher percentage required by law, of the outstanding stock entitled to vote on the matter.

     A description of each of the Proposals is set forth below. This description is a summary only and is qualified in its entirety by reference to the text of the Restated Certificate of Incorporation which will be substantially as set forth in Appendix A to this Proxy Statement. The text of the Restated Certificate of Incorporation in Appendix A, is subject to clerical and other non-material revisions that the Board of Directors may determine are necessary.

     The Proposals described herein were unanimously approved by the Board of Directors in connection with the adoption of certain other defensive measures including various amendments to the Company's Bylaws and a Stockholder Rights Plan. The Company intends to regularly review and analyze its defensive measures in order to protect stockholders from coercive takeover practices.

Purposes of Proposed Provisions.

     The proposed amendments to the Company's Certificate are designed to encourage any person that might seek to acquire control of the Company to negotiate with the Company's Board of Directors. The Board of Directors believes that, generally, the interests of the Company's stockholders would be best served if any change of control results from negotiations with the Company's directors concerning the proposed terms of the proposed transaction, such as the price to be paid, the form of consideration, the equal treatment of all stockholders, and the anticipated tax effects of the transaction.

PROPOSAL NO. 2  -  AMENDING THE CERTIFICATE OF INCORPORATION REGARDING WHO
                   MAY CALL A SPECIAL MEETING OF STOCKHOLDERS

     There is currently a provision in the Company's Certificate that provides that special meetings of the stockholders of the Company may be called at any time by the Chairman, by an Executive Committee, if any, or by holders of not less than ten percent of the Company's outstanding voting securities. Proposal No. 2 amends Article Eighth of the Certificate to provide for special meetings of the Company to be called only by the majority of the Board of Directors, an Executive Committee, if any, or the Chairman of the Board of Directors, thereby eliminating the ability of holders of not less than ten percent of the Company's outstanding voting securities to call a special meeting of the stockholders.
Section 2.2 of the Company's Bylaws, is currently in conformity with the proposed amendments to Article Eighth of the Company's Certificate, and this amendment is to clarify and to make consistent the provisions between the Company's Bylaws and Certificate.

     The affirmative vote of sixty-six and two/thirds percent of the outstanding shares of the common stock entitled to vote at the Annual Meeting of Stockholders is required to approve this Proposal No. 2 amending the Company's Certificate of Incorporation regarding who may call a special meeting of stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 CONCERNING THE ENACTMENT OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO SPECIFY WHO MAY CALL A SPECIAL MEETING OF STOCKHOLDERS.

PROPOSAL NO. 3  -  AMENDING THE CERTIFICATE OF INCORPORATION TO INCREASE THE
                   VOTE REQUIRED TO OBTAIN STOCKHOLDER APPROVAL OF ANY MERGER OR SALE OF THE COMPANY

     Proposal No. 3 provides for an amendment to the Company's Certificate to add a new Article Ninth, the "Stockholder Approval" provision. The Stockholder Approval provision requires an affirmative vote of not less than sixty-six and two/thirds percent of the outstanding voting stock of the Company be required for the approval or authorization of any merger or consolidation of the Company, or for the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, to any other corporation, person or other entity, provided however, that the sixty-six and two/thirds percent voting requirement will not be applicable if the Board of Directors of the Company approves the transaction in a resolution adopted by at least eighty percent of the members of the Board of Directors. In addition, this new Article Ninth cannot be repealed or amended without the approval of shares representing sixty-six and two/thirds percent of the outstanding voting stock. Without considering the effect of Section 203 of the Delaware General Corporation Law, the current requirement for stockholder action for such matters is a simple majority of the Company's voting stock.

Purposes and Effects.

     By requiring that stockholder actions concerning a proposed merger or consolidation of the Company, or the sale, lease, exchange or disposition of all or substantially all of the assets of the Company, be approved by not less than sixty-six and two/thirds percent of the voting stock of the Company, this provision increases the probability that stockholders will be provided with appropriate advance notice of a proposed action to acquire control of the Company, and the opportunity to discuss the proposed actions with the Company and other stockholders. The Board of Directors believes that this will assist in providing stockholders with adequate information and permit the Board to consider proposals that are made by other interested parties. The proposed amendment would prevent a hostile buyer holding a majority but less than sixty-six and two/thirds percent of the voting stock from being able to acquire control of the Company without having discussions with the Board of Directors, unless eighty percent of the members of the Board of Directors or sixty-six and two/thirds percent of the stockholders vote in favor of a proposed business combination. The effect of this proposal could make it more difficult to acquire control of the Company and take other stockholder action, even though such actions may be desired or beneficial to the holders of the majority of the Company's stock. The proposal may also have the affect of delaying consideration of a stockholder proposal until the next Annual Meeting of Stockholders unless a special meeting is called by the Chairman of the Board of Directors, a majority of the Board of Directors, or the Executive Committee thereof, if any, assuming that Proposal No. 2 herein is approved.

      The Stockholder Approval provision is designed to give the Board of Directors greater bargaining power to negotiate on behalf of all stockholders in the event of a proposed takeover of the Company. If an offer is made to purchase part or all of the outstanding shares of the Company at a premium above the then market price of those securities, the Board of Directors might feel constrained to support the offer even if the Board of Directors does not believe that the offer is in the stockholders' best interest. The belief may be based upon a number of factors, including for example, the belief that the Company has significant additional value, not reflected in the then current market price that would be realized in the longer term. While the Board of Directors believes that it currently has the right and obligation to make those determinations, the Board of Directors believes that this proposed amendment will provide additional flexibility to the Board of Directors and to its stockholders so that the Board of Directors may put potential acquirers on notice of the factors to be considered by the Board of Directors. This provision may however, discourage or make more difficult a takeover or acquisition of control of the Company and result in management or other minority stockholders obtaining a veto power over mergers or related transactions regardless of whether the transaction is desired by or beneficial to a majority of the stockholders. The aggregate percentage of outstanding voting securities beneficially owned by: (i) the current officers and directors is equal to approximately twenty-two percent, and (ii) the principal stockholders, including the Company's President and Chief Executive Officer, is equal to approximately sixty-two percent.

     A possible effect of the Stockholder Approval provision could be to deprive stockholders of opportunities to realize a sale premium for their shares and to reduce the risk to Management that Management may be displaced in a takeover because potential acquirors may not be able to obtain the approval of at least sixty-six and two/thirds percent of the outstanding voting stock of the Company required by the Stockholder Approval provision. In an attempt to alleviate this possible effect, the Stockholder Approval provision also contains a section which eliminates the need for such sixty-six and two/thirds percent voting requirement if the Board of Directors of the Company shall have approved the transaction by resolution adopted by at least eighty percent of the members of the Board of Directors.

Section 203 of the General Corporation Law of Delaware.

     The Company is subject to Section 203 of the General Corporation Law of Delaware, which regulates "business combinations," as defined in Section 203, with "interested stockholders" (stockholders who hold fifteen percent or more of the Company's outstanding voting stock). Section 203 defines "business combinations" to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the "interested stockholder." Section 203 prohibits any "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder unless: (i) the business combination or transaction that resulted in the stockholder becoming an interested stockholder was approved by the Board of Directors of the Company prior to the date that the stockholder became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent of the voting stock of the Company outstanding at the time the transaction commenced (other than certain excluded shares), or (iii) the business combination has been approved by the Board of Directors and authorized at an annual or special meeting of stockholders, by the affirmative vote of at least sixty-six and two/thirds percent of the outstanding voting stock that is not owned by the interested stockholder.

     The requirements of Section 203 are in addition to the requirements of the Stockholder Approval provision described above. Therefore, a stockholder that becomes an interested stockholder as that term is defined, will be required to comply with both Section 203 and the Stockholder Approval provision in order to enter into a business combination with the Company within three years after becoming an interested stockholder. While the restrictions placed upon an interested stockholder pursuant to Section 203 expires after three years, there is no such expiration period provided in the Stockholder Approval provision.

     The affirmative vote of the majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting of Stockholders is required to approve this Proposal No. 3 amending the Company's Certificate of Incorporation regarding the vote required to obtain stockholder approval of any merger or sale of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3 CONCERNING THE ENACTMENT OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE VOTE REQUIRED TO OBTAIN STOCKHOLDER APPROVAL OF ANY MERGER OR SALE OF THE COMPANY.

         PROVISIONS OF THE COMPANY'S BYLAWS WITH ANTI-TAKEOVER EFFECTS

     The Company's Bylaws currently contain certain provisions that may have an anti-takeover effect. These Bylaws provisions were adopted in an attempt to increase stockholder value by encouraging negotiations with the Company by potential acquirors and providing stockholders with adequate time and information within which to make decisions. Each of the applicable Bylaws provisions are discussed below. The description is only a summary and is qualified in its entirety by reference to the text of those provisions, which will be provided to any stockholder upon written request to the Company.

Notice of Stockholder Business and Nominations. Article II, Section 2.13 of the Bylaws, as amended, requires that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at the Annual Meeting of Stockholders: (a) pursuant to the Company's Notice of Meeting, (b) by or at the discretion of the Board of Directors, or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice who is entitled to vote and complies with the notice provisions of the Bylaws. Timely notice must be given. To be timely, a stockholder's notice must be delivered to the Company not later than the close of business on the sixtieth day and no earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting, except that in the event the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely, must be delivered no earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must specify each person whom the stockholder proposes to nominate for election as a director and all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; a brief description of any business desired to be brought before the meeting and such additional stockholder information including, on whose behalf the nomination or proposal is made, the name and address of each such stockholder as they appear on the Company's books and records, and the class and number of shares of the Company which are beneficially and of record owned by each such stockholder. Article VIII, Section
8.5 of the Bylaws, provides that the Bylaws may be adopted, repealed, rescinded, altered or amended only as provided in the Company's Certificate of Incorporation. Article Fifth of the Company's Restated Certificate of Incorporation provides that this Bylaws Section may not be amended without an affirmative vote of at least seventy-five percent of the directors, or the approval of at least sixty-six and two/thirds percent of the outstanding stock of the Company entitled to vote.

     The Board of Directors believes that advanced notice of nominations by stockholders will provide the Company with an opportunity to consider the qualifications of the proposed nominees, and to the extent deemed necessary or desirable by the Board of Directors, will provide an opportunity to inform stockholders about these qualifications. This notice requirement may have the effect of precluding the nomination of a person for election to the Board of Directors at a particular meeting, if the proper procedures are not followed; and may discourage or deter a stockholder from conducting a solicitation of proxies to elect its own directors or otherwise attempting to obtain control of the Company if that stockholder does not desire to provide the advance notice required.

Vacancies, Additional Directorships and Removal of Directors. Article III, Sections 3.5 and 3.6 of the Bylaws, describe how vacancies on the Company's Board of Directors are filled, how additional directorships are created, and how directors may be removed from office. Article Fifth of the Company's Restated Certificate of Incorporation provides that any Bylaws amendment increasing or reducing the authorized number of directors or otherwise amending or altering the classified nature of the Board of Directors, shall require an affirmative vote of at least seventy-five percent of the directors, or the approval of at least sixty-six and two/thirds percent of the outstanding stock of the Company entitled to vote. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation or removal, shall be filled solely by an affirmative vote of the majority of the remaining directors then in office, regardless of their class, even though less than a quorum of the Board of Directors. A director elected shall hold office for the remainder of the full term.

     The purpose of these Bylaws Sections is to allow for the orderly election of new directors in the case of an increase in the number of members of the Board of Directors, or as a result of the death, resignation or removal of an existing director. This provision may arguably have an anti-takeover effect by limiting the number of directors which may be added or appointed to the Board of Directors in that seventy-five percent of the directors must be in concurrence with the selection, and not a simple majority.

Classified Board. Article III, Section 3.3 of the Bylaws, specifies that there be a classified board which provides that only a specified portion of the Board of Directors is to be elected each year. Article Sixth of the Company's Restated Certificate of Incorporation provides for a classified board stating that the Board of Directors shall be divided equally into three classes with the members of each class being elected every third year. Article Fifth of the Company's Restated Certificate of Incorporation provides that this Bylaws Section may not be amended without an affirmative vote of at least seventy-five percent of the directors, or the approval of at least sixty-six and two/thirds percent of the outstanding stock of the Company entitled to vote.

     The purpose of this Bylaws Section is to create sufficient flexibility in determining the number of directors, and the manner in which such directors are elected. This provision may arguably have an anti-takeover effect by limiting the number of directors that may be replaced at any Annual Meeting of Stockholders.

Procedures Concerning Amendments to Bylaws. Article VIII, Section 8.5 of the Bylaws, provides that the Bylaws of the Company may be adopted, repealed, rescinded, altered or amended only in the manner set forth in the Company's Certificate of Incorporation. Article Fifth of the Restated Certificate of Incorporation provides that the Board of Directors may make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Company, provided however, any Bylaws amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or otherwise amending or altering the classified nature of the Board of Directors, shall require a resolution adopted by an affirmative vote of not less than seventy-five percent of the directors. Additionally, new bylaws may be adopted, or the Bylaws may be amended or repealed by a vote of not less than sixty-six and two/thirds percent of the outstanding stock of the Company entitled to vote thereon. Article Seventh of the Company's Restated Certificate of Incorporation prohibits any stockholder action from being taken except at an annual or special meeting of stockholders. No stockholder action may be taken by written consent.

     The Board of Directors believes these provisions will provide the Board of Directors with an opportunity to consider the merits of any proposed amendments to the Bylaws and to the extent necessary or desirable, will provide an opportunity to inform all stockholders about the proposed amendments. This provision may also discourage potential acquirors of the Company from attempting to amend the Company's Bylaws to facilitate an acquisition. This may deter an attempt to obtain control of the Company and could thereby deprive stockholders of possible opportunities to realize premiums for their shares.

Potential Anti-Takeover Effects of Authorized and Unissued Shares of Preferred Stock.

     Under the Company's Certificate of Incorporation, the Board of Directors has the authority to provide by resolution for the issuance of shares of one or more series of preferred stock, and to establish the terms and conditions of each series of preferred stock. One such action was the adoption by the Board of Directors of a Stockholder Rights Plan which provides for the issuance of preferred stock representing specified Rights, as specified in the Stockholder Rights Plan more particularly described in the Company's Annual Report on Form 10-K, which was mailed concurrently with this Proxy Statement to all stockholders of record as of March 29, 1996.

     The Company believes that the availability of preferred stock will provide the Company with increased flexibility to facilitate possible future financings and acquisitions and to meet other corporate needs that might arise. The authorized shares of preferred stock, will be available for issuance without the expense and delay of stockholder actions, unless stockholder action is required by applicable law or the rules of NASDAQ or any other stock exchange on which any class of stock of the Company may then be quoted or listed. However, the Company may determine at that time to forego any stockholder vote required by NASDAQ or another stock exchange organization and allow the Company's stock to be removed from trading on NASDAQ or from another stock exchange.

     The Board of Directors has the power to approve the issuance of a series of preferred stock with terms that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights to enable the holder to block business combinations. In addition, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The Board of Directors will make any determination regarding issuance of additional shares based on its judgment as to the best interests of its stockholders, customers, employees or other constituencies.

                             FINANCIAL STATEMENTS

     The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1995, are included in the Company's 1995 Annual Report on Form 10-K, which was mailed concurrently with this Proxy Statement to all stockholders of record as of March 29, 1996. Additional copies of the 1995 Annual Report on Form 10-K are available without charge upon request. Such requests should be directed to Secretary, Safeguard Health Enterprises, Inc., 505 North Euclid Street, P.O. Box 3210, Anaheim, California 92803-3210, or by telephone, (714) 778-1005, or by fax, (714) 758-4383.


                            INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1995, have been audited by the independent accounting firm of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The selection of independent accountants for the current year will be made by the Board of Directors upon the recommendation of the Audit Committee, consistent with its past practice of selecting independent accountants during the last quarter of the Company's fiscal year. The Board of Directors believes that it appropriately represents the stockholders' interest in this matter.

     In connection with its annual audit of the Company's financial statements for the fiscal years ended December 31, 1994 and 1995, there have been no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in their reports on the financial statements for such years. The opinion of Deloitte & Touche LLP for the fiscal years ended December 31, 1994 and 1995, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified in anyway.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the 1997 Annual Meeting of Stockholders and to be considered for inclusion in next year's proxy statement must be received at the Company's principal executive offices on or before December 20, 1996.


                                 OTHER MATTERS

     The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.


     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.



                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     RONALD I. BRENDZEL
                                     Secretary



April 19, 1996
Anaheim, California

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       SAFEGUARD HEALTH ENTERPRISES, INC.


          FIRST. The name of the corporation is Safeguard Health Enterprises, Inc.

          SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Thirty-one Million (31,000,000), of which Thirty Million (30,000,000) shares are Common Stock and One Million (1,000,000) shares are Preferred Stock, and the par value of each such share is one cent ($.01), amounting in the aggregate to Three Hundred Ten Thousand Dollars ($310,000).

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in any such series, and to determine or alter the designation, powers, preferences and rights of the shares of each wholly unissued series and the qualifications, limitations or restrictions thereof.

          Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. Except as otherwise provided for in this Certificate of Incorporation, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rate;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be sufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          FIFTH. In furtherance and not in limitation of powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind from time to time any or all of the bylaws of the corporation; provided, however, any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or otherwise amending or altering the classified nature of the Board of Directors, shall require a resolution adopted by the affirmative vote of not less than seventy-five (75%) percent of the directors. In addition, new bylaws may be adopted or the bylaws may be amended or repealed by a vote of not less than sixty-six and two-thirds (66 2/3%) percent of the outstanding stock of the corporation entitled to vote thereon.

          SIXTH. (a) The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the bylaws of this corporation, subject to the provisions of Article FIFTH hereof and this Article SIXTH.

          (b) The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

          (c) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

          SEVENTH. No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

          EIGHTH. Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time only by a majority of this Board of Directors, by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of this corporation, include the power to call such meetings, or by the Chairman of this Board of Directors.

          NINTH. The affirmative vote of the holders of not less than sixty-six and two-thirds (66 2/3%) percent of the outstanding voting stock of the Corporation shall be required for the approval or authorization of any: (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity; provided, however, that such sixty-six and two-thirds (66 2/3%) percent voting requirement shall not be applicable if the Board of Directors of the Corporation shall have approved such transaction in clause (i) or (ii) by a resolution adopted by at least eighty (80%) percent of the members of the Board of Directors. The provisions set forth in this Article NINTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds (66 2/3%) percent of the total voting power of all outstanding shares of stock in this Corporation entitled to vote thereon.

          TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, EIGHTH, and this Article TENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds (66 2/3%) percent of the total voting power of all outstanding shares of stock in this Corporation entitled to vote thereon.

          ELEVENTH. A Director of the Corporation shall not be personally liable to the Corporation, or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further elimination's or reductions in the liability of the corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      SAFEGUARD HEALTH ENTERPRISES, INC.

     Steven J. Baileys, D.D.S., and/or Ronald I. Brendzel are hereby appointed as proxies of the undersigned, with full power of substitution, and authorized to represent and vote all shares of Common Stock of SAFEGUARD HEALTH ENTERPRISES, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders on Wednesday, May 22, 1996 and at the adjournments or postponements thereof.

     IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

       PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

                        (TO BE SIGNED ON REVERSE SIDE)
                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------

[X ] PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

1. Election of            FOR ALL     WITHHOLD AUTHORITY
   Directors.            NOMINEES      FOR ALL NOMINEES
                           [ ]               [ ]

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

NOMINEES: Steven J. Baileys, D.D.S.
          George H. Stevens

2. To consider and vote upon a proposal recommended         FOR  AGAINST
   by the Board of Directors to amend the Company's         [ ]    [ ]
   Certificate of Incorporation to provide that special meetings of the stockholders of the Company be called only by a majority of the Board of Directors, the Executive Committee, if any, or the Chairman of the Board; and

3. To consider and vote upon a proposal recommended by      [ ]    [ ]
   the Board of Directors to amend the Company's
   Certificate of Incorporation to add a provision concerning the stockholder approval level required prior to the Company's entering into certain business combinations or the sale of the Company's assets; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.


Signature(s): ___________________________ Date: _____________
Signature(s): ___________________________ Date: _____________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF THE STOCK IS ISSUED IN THE
      NAMES OF TWO OR MORE PERSONS, EACH OF THEM SHOULD SIGN THE PROXY. IF THE PROXY IS EXECUTED BY A CORPORATION, IT SHOULD BE SIGNED IN THE CORPORATION'S NAME BY AN AUTHORIZED OFFICER.